Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 dated June 30, 2006 (File No. 333-135572), August 9, 2006 (File No. 333-136460) and June 15, 2007 (File No. 333-143777) of MasterCard Incorporated of our report dated February 19, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New York, New York

February 19, 2009